Old Point Financial Corporation Issues Correction

to its Proxy Statement dated March 29, 2004

        Old Point Financial Corporation (NASDAQ SmallCap: OPOF), Hampton, Virginia, issued the following statement today:

        “The statement in Old Point Financial Corporation’s proxy statement dated March 29, 2004, to the effect that “the law firm of Geddy, Harris, Franck & Hickman LLP, of which director Stephen D. Harris is a partner, provided legal services to the Company during 2003 and is expected to provide services to the Company in 2004” was incorrect. This language was carried forward inadvertently from a prior year’s proxy statement. In fact, Mr. Harris’ law firm did not provide any such services to the Company or its subsidiaries in 2003 and will not do so in 2004.”

        Robert F. Shuford, Chairman of the Board of Directors and Chief Executive Officer of the Company, stated “We regret this inadvertent statement in our proxy statement which has prompted this release. We are pleased to reconfirm, however, that our board of directors has determined, as stated in our proxy statement, that “all members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable SEC regulations.”